SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 17, 1999


                                Featherlite, Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)



         0-24804                                               41-1621676
(Commission File Number)                                     (IRS Employer
                                                         Identification No.)


                                Highways 63 and 9
                               Cresco, Iowa 52136
              (Address of Principal Executive Offices and Zip Code)


                                 (319) 547-6000
              (Registrant's telephone number, including area code)






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Item 4.           Changes in Registrant's Certifying Accountant.

         On August 17, 1999, the Registrant selected Arthur Andersen LLP to serve as the Registrant's independent auditors for the 1999 fiscal year and ceased its client-auditor relationship with McGlradrey & Pullen, LLP, the independent accountant which had been engaged by the Registrant for prior fiscal years.

         There were not, in connection with the audits of the two most recent fiscal years and any subsequent interim period preceding the selection of Arthur Andersen LLP any disagreements with McGladrey & Pullen, LLP, the independent accountant engaged by the Registrant for prior years, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to McGladrey & Pullen, LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, nor has McGladrey & Pullen LLP's report on the financial statements of the Registrant for the past two years contained an adverse opinion or disclaimer of opinion or been qualified as to uncertainty, audit scope or accounting principles.

         The decision to change accountants was recommended by the Registrant's Audit Committee and approved by the Registrant's Board of Directors effective August 17, 1999.

Item 7.  Financial Statements and Exhibits

         (a)      Financial statements of businesses acquired:

                  Not Applicable.

         (b)      Pro forma financial information:

                  Not Applicable.

         (c)      Exhibits:

                  See Exhibit Index on page following Signatures.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FEATHERLITE, INC.


                                         By     /s/ Conrad D. Clement
Date August 17, 1999                            Conrad D. Clement, President


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                                  EXHIBIT INDEX

                                Featherlite, Inc.
                             Form 8-K Current Report




Exhibit Number             Description

       16              Letter from McGladrey & Pullen, LLP